UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2015 (August 18, 2015)

SunEdison, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13828	56-1505767
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13736 Riverport Drive, Suite 180 Maryland Heights, Missouri	63043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 770-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the registered offering of shares of its 6.75% Series A Perpetual Convertible Preferred Stock, par value $0.01 per share (the “Perpetual Convertible Preferred Stock”), as further described in Item 8.01 below, on August 21, 2015, SunEdison, Inc. (“SunEdison”) filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and relative, participating, optional, conversion and other rights, and the qualifications, limitations and restrictions thereof, of the Perpetual Convertible Preferred Stock. The Certificate of Designations became effective upon filing.

Subject to certain exceptions, so long as any share of the Perpetual Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the shares of SunEdison’s common stock or any other class or series of junior stock, and no common stock or any other class or series of junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by SunEdison or any of its subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of number of shares of SunEdison’s common stock has been set apart for the payment of such dividends upon, all outstanding shares of the Perpetual Convertible Preferred Stock.

Holders of Perpetual Convertible Preferred Stock will have the right to convert their shares of Perpetual Convertible Preferred Stock, in whole or in part, at any time, into shares of SunEdison’s common stock at the applicable conversion rate. Initially, the conversion rate per share of Perpetual Convertible Preferred Stock is 56.7666 shares of SunEdison’s common stock (equivalent to an initial conversion price of $17.62 per share of common stock). The conversion rate and the corresponding conversion price will be subject to certain anti-dilution and other adjustments. However, if a holder elects to convert any shares of Perpetual Convertible Preferred Stock during a specified period beginning on, and including, the effective date of a fundamental change, the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a payment in respect of accumulated dividends.

SunEdison may not cause the Perpetual Convertible Preferred Stock to be converted at its option prior to September 6, 2020. On or after September 6, 2020, SunEdison may cause all or any portion of the Perpetual Convertible Preferred Stock to be converted into its common stock, at its option, at the then-prevailing conversion rate, but only if (i) the closing sale price of its common stock for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the second trading day immediately preceding the date on which SunEdison provides notice of company conversion, exceeds 130% of the conversion price on each applicable trading day, and (ii) on or prior to the relevant company conversion date, SunEdison has declared and paid, or declared and set apart for payment, all of the accumulated and unpaid dividends for all full dividend periods ending on the dividend payment date prior to such company conversion date (whether in cash or in shares of common stock).

Dividends on the Perpetual Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by SunEdison’s board of directors, or an authorized committee thereof, at the rate per annum of 6.75% on the liquidation preference of $1,000 per share. The dividends may be paid in cash, by delivery of shares of the SunEdison’s common stock or through any combination of cash and shares of common stock, as determined by SunEdison. Declared dividends will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing December 1, 2015. The Perpetual Convertible Preferred Stock has no maturity date, unless earlier converted or purchased, and SunEdison is not required to redeem the Perpetual Convertible Preferred Stock at any time.

In addition, upon SunEdison’s voluntary or involuntary liquidation, winding-up or dissolution, each holder of Perpetual Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Perpetual Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on the shares to but excluding the date fixed for liquidation, winding-up or dissolution, to be paid out of SunEdison’s assets legally available for distribution to its stockholders, after satisfaction of liabilities to SunEdison’s creditors and holders of shares of any senior stock and before any payment or distribution is made to holders of junior stock (including SunEdison’s common stock).

The forgoing description of the Certificate of Designations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2015, SunEdison filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the designations, powers, preferences and relative, participating optional, conversion and other rights, and the qualifications, limitations and restrictions thereof, of the Perpetual Convertible Preferred Stock. The Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1, became effective upon filing. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01	Other Events.

On August 18, 2015, SunEdison entered into an underwriting agreement (the “Underwriting Agreements”) with Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Macquarie Capital (USA) Inc., as representatives of the several underwriters listed in Schedule 1 of the Underwriting Agreement, relating to the sale of 650,000 shares of its Perpetual Convertible Preferred Stock, at a price to the public of $1,000 per share, in a registered offering under SunEdison’s effective registration statement on Form S-3 (No. 333-191053), as supplemented by a prospectus supplement with respect to such offering. The offering closed on August 21, 2015.

The forgoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of August 18, 2015, by and among SunEdison Inc. and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Macquarie Capital (USA) Inc., as representatives of the several underwriters.

3.1	Certificate of Designations of 6.75% Series A Perpetual Convertible Preferred Stock of SunEdison Inc., dated August 21, 2015.

4.1	Specimen 6.75% Series A Perpetual Convertible Preferred Stock share certificate.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the validity of the 6.75% Series A Perpetual Convertible Preferred Stock .

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNEDISON INC.

Date: August 21, 2015	By:	/s/ Martin H. Truong
Martin H. Truong
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of August 18, 2015, by and among SunEdison Inc. and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Macquarie Capital (USA) Inc., as representatives of the several underwriters.

3.1	Certificate of Designations of 6.75% Series A Perpetual Convertible Preferred Stock of SunEdison Inc., dated August 21, 2015.

4.1	Specimen 6.75% Series A Perpetual Convertible Preferred Stock share certificate.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the validity of the 6.75% Series A Perpetual Convertible Preferred Stock .

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).